UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2021

Social Life Network, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55961	46-0495298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3465 S Gaylord Ct, Suite A509, Englewood, Colorado	80113
(Address of principal executive offices)	(Zip Code)

(855) 933-3277

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Social Life Network, Inc. is referred to herein as “we”, “us”, or “our”.

Item 1.02 OTHER EVENTS

On May 4, 2021, we filed a Form 8-K that we would be conducting a series of shareholder update Podcasts on the following dates. These Podcasts have been postponed and will be rescheduled at a later date. The postponement is due to the filed extension of our Form 10-Q for the quarter ending March 31, 2021. A new podcast schedule will be filed after the 10-Q filing has been completed.

May 17th (Monday @ 4PM Pacific / 7PM Eastern) - Social Life Network, Inc. will provide a quarterly shareholder update and review of the 1st quarter 2021 10-Q filing that day; provide an update on proposed up listing from the OTC Pink to the OTCQB; provide legal and operational updates, and discuss internal valuations of TBI licensees and new technology launches. @ https://SocialNetwork.ai/podcast

May 19th (Wednesday @ 4PM Pacific / 7PM Eastern) - MjLink.com, Inc. update @ https://SocialNetwork.ai/podcast

May 21st (Friday @ 2PM Pacific / 5PM Eastern) - LikeRE.com, Inc. update @ https://SocialNetwork.ai/podcast

May 25th (Tuesday @ 4PM Pacific / 7PM Eastern) - WEnRV.com and HuntPost.com, Inc. update @ https://SocialNetwork.ai/podcast

May 27th (Thursday @ 4PM Pacific / 7PM Eastern) – RaceDY.com and SpaceZE.com update @ https://SocialNetwork.ai/podcast

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2021

Social Life Network, Inc.

By:	/s/ Ken Tapp
Ken Tapp,
Chief Executive Officer

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